      As filed with the Securities and Exchange Commission on July 11, 2001

                                                       Registration No.333-51441
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             COOPER INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             OHIO                                               31-4156620
 (State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                               Identification No)

600 Travis, Suite 5800
Houston, Texas                                                    77002
(Address of principal executive offices)                        (Zip Code)


                             COOPER INDUSTRIES, INC.
                              AMENDED AND RESTATED
                        MANAGEMENT ANNUAL INCENTIVE PLAN

                          -----------------------------

                               Diane K. Schumacher
                             Senior Vice President,
                          General Counsel and Secretary
                             600 Travis, Suite 5800
                              Houston, Texas 77002
                     (Name and address of agent for service)
                                 (713) 209-8400
                     (Telephone number of agent for service)

================================================================================

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     Number                           Description
     ------                           -----------

      4.1 Cooper Industries, Inc. Amended and Restated Management Annual Incentive Plan (incorporated by reference to Appendix C to Cooper's proxy statement for the Annual Meeting of Shareholders held on April 24, 2001)

     *5.1 Opinion of Diane K. Schumacher as to legality of securities being issued

    *23.1         Consent of Diane K. Schumacher (included in Exhibit 5.1)

     23.2         Consent of Ernst & Young LLP, Independent Auditors

     24.1 Powers of Attorney from members of Cooper Industries, Inc.'s Board of Directors


  * Previously Filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 11, 2001.

                                           COOPER INDUSTRIES, INC.


                                           By /s/ H. John Riley, Jr.
                                              ----------------------------------
                                              H. John Riley, Jr.
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                                          Director, Chairman of the Board,
/s/ H. John Riley, Jr.                    President and Chief Executive Officer         July 11, 2001
---------------------------------
      H. John Riley, Jr.

                                          Senior Vice President and Chief
/s/ D. Bradley McWilliams                 Financial Officer                             July 11, 2001
---------------------------------
  D. Bradley McWilliams

                                          Vice President and Controller and
/s/ Jeffrey B. Levos                      Chief Accounting Officer                      July 11, 2001
---------------------------------
   Jeffrey B. Levos

*/s/ Warren L. Batts                      Director                                      July 11, 2001
---------------------------------
  Warren L. Batts

*/s/ Robert M. Devlin                     Director                                      July 11, 2001
---------------------------------
   Robert M. Devlin

*/s/ Clifford J. Grum                     Director                                      July 11, 2001
---------------------------------
    Clifford J. Grum

*/s/ Linda A. Hill                        Director                                      July 11, 2001
---------------------------------
    Linda A. Hill



*/s/ John D. Ong                          Director                                      July 11, 2001
---------------------------------
    John D. Ong

*/s/ Sir Ralph H. Robins                  Director                                      July 11, 2001
---------------------------------
    Sir Ralph H. Robins

*/s/ H. Lee Scott                         Director                                      July 11, 2001
---------------------------------
    H. Lee Scott

*/s/ Dan F. Smith                         Director                                      July 11, 2001
---------------------------------
     Dan F. Smith

*/s/ Gerald B. Smith                      Director                                      July 11, 2001
---------------------------------
   Gerald B. Smith

*/s/ James R. Wilson                      Director                                      July 11, 2001
---------------------------------
    James R. Wilson



* by: /s/ Diane K. Schumacher
         ------------------------
         Diane K. Schumacher
         Pursuant to Powers of
         Attorney filed as
         Exhibit 24.1

                                INDEX TO EXHIBITS


     Number                           Description
     ------                           -----------

      4.1 Cooper Industries, Inc. Amended and Restated Management Annual Incentive Plan (incorporated by reference to Appendix C to Cooper's proxy statement for the Annual Meeting of Shareholders held on April 24, 2001)

      *5.1 Opinion of Diane K. Schumacher as to legality of securities being issued

     *23.1        Consent of Diane K. Schumacher (included in Exhibit 5.1)

      23.2        Consent of Ernst & Young LLP, Independent Auditors

      24.1 Powers of Attorney from members of Cooper Industries, Inc.'s Board of Directors


* Previously filed.